UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005 (April 19, 2005)

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2005, Harken Energy Corporation’s (the “Company”) subsidiary, Global Energy Development plc (“Global”) entered into a Crude Oil Sales Contract (the “Contract”) with Petrobras Colombia Limited, a United Kingdom company (“Petrobras”).

There are no material relationships between the Company or its affiliates and Petrobras other than the material definitive agreement described herein.

The Contract provides for the sale of all of Global’s share of production produced from Global’s Palo Blanco, Anteojos, Rio Verde, Torcaz and Bolivar fields in the country of Colombia to Petrobras. The Contract has a one-year term with an effective date of May 1, 2005. Pursuant to the Contract terms, the price to be paid for the crude oil delivered by Global to Petrobras shall be the price obtained by Petrobras for Petrobras’ Vasconia blend crude, subject to certain transportation, quality discounts and marketing fees.

A full description of the terms and conditions is set forth in the English translation of the Crude Oil Sales Contract filed as an exhibit with this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Crude Oil Sales Contract (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: April 21, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description
10.1	Crude Oil Sales Contract